Senesco Technologies Reports Second Quarter Fiscal 2013 Financial Results

BRIDGEWATER, N.J. (February 15th, 2013) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (OTCQB: SNTI) today reported financial results for the second quarter of fiscal year 2013 which ended on December 31, 2012.

Highlights of the second quarter and recent weeks include:

•	The Company completed an offering of common stock and warrants for gross proceeds of $3,000,000.

•	The Company expanded its Phase 1b/2a clinical trial to include Diffuse Large B-Cell Lymphoma and Mantle Cell Lymphoma.

•	The first Diffuse Large B-Cell Lymphoma patient was treated in the Phase 1b/2a study.

•	A poster describing the ongoing SNS01-T study in multiple myeloma was presented at the 2012 Annual Meeting of the American Society of Clinical Oncology.

•	The Company presented at RetailInvestorConferences.com.

“We are pleased with the current results of the SNS01-T Phase 1b/2a trial even at the low starting dose” said Leslie J. Browne, Ph.D., President and CEO of Senesco. “We look forward to reporting on the results of the remaining cohorts of the trial using SNS01-T at higher dose levels this year.”

Second Quarter Fiscal 2013 Financial Results

There was no revenue for the three month period ended December 31, 2012. Revenue in the amount of $200,000 for the three month period ended December 31, 2011 consisted of a milestone payment in connection with an agricultural license agreement.

Research and development expenses for the three month period ended December 31, 2012 were $591,079 compared with $751,517 for the three month period ended December 31, 2011, a decrease of 21%. The lower expenditures were primarily due to a decrease in the costs incurred in connection with the Company’s agricultural research programs as well as a decrease in costs associated with potential formulation improvements of SNS01-T.

General and administrative expenses for the three month period ended December 31, 2012 were $708,968, compared with $904,621 for the three month period ended December 31, 2011, a decrease of 22%. The decrease was primarily due to a decrease in investor relations, professional fees, payroll benefits and stock-based compensation.

The loss applicable to common shares for the three month period ended December 31, 2012 was $1,293,871, or $0.01 per share, compared with a loss of $1,655,185, or $0.02 per share, for the three month period ended December 31, 2011. The decrease in the loss applicable to common shares was primarily the result of a decrease in operating expenses, preferred dividends and a change in the fair value of the warrant liability.

As of December 31, 2012, Senesco had cash and cash equivalents of $640,125, compared to cash and cash equivalents of $2,001,325 as of June 30, 2012. In January 2013, the Company received $2,300,000 in net proceeds from the issuance of common stock and warrants. The Company believes that its cash resources, including the net proceeds from the issuance of common stock and warrants in January 2013, are sufficient to fund the current business plan through July 2013.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma, and, mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of the Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, the Mary Babb Randolph Cancer Center in Morgantown, WV, and the John Theurer Cancer Center at Hackensack University Medical Center in Hackensack, NJ. http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is sponsoring a clinical study to evaluate its lead therapeutic candidate SNS01-T in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma. SNS01-T targets B-cell cancers and selectively induces apoptosis by modulating eukaryotic translation initiation factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ commercialized products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Joel Brooks	Heather Branham
Chief Financial Officer	908-393-9393
Leslie J. Browne, Ph.D.
President & CEO	info@senesco.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2012	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$640,125	$2,001,325
Prepaid research supplies and expenses	1,295,548	1,548,524

Total Current Assets	1,935,673	3,549,849

Equipment, furniture and fixtures, net	5,846	5,857
Intangibles, net	3,517,097	3,393,992
Deferred income tax assets, net	-	-
Security deposit	5,171	5,171

TOTAL ASSETS	$5,463,787	$6,954,869

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,085,629	$594,514
Accrued expenses	468,048	369,695
Line of credit	2,199,108	2,199,108

Total Current Liabilities	3,752,785	3,163,317

Warrant liabilities	30,299	238,796
Grant payable	99,728	99,728

TOTAL LIABILITIES	3,882,812	3,501,841

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 995 and 3,379 shares outstanding, respectively	10	34
(liquidation preference of $1,019,876 and $3,463,475
at December 31, 2012 and June 30, 2012, respectively)
Series B 1,200 shares issued and 0 and 1,200 outstanding, respectively	-	12
(liquidation preference of $0 and $1,230,000
at December 31, 2012 and June 30, 2012, respectively)
Common stock, $0.01 par value, authorized 350,000,000 shares,
issued and outstanding 116,975,283 and 94,112,483, respectively	1,169,753	941,125
Capital in excess of par	71,855,001	69,952,152
Deficit accumulated during the development stage	(71,443,789)	(67,440,295)

Total Stockholders' Equity	1,580,975	3,453,028

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,463,787	$6,954,869

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)

					Cumulative
	Three months ended December 31,		Six months ended December 31,		Amounts from
	2012	2011	2012	2011	Inception

Revenue	$-	$200,000	$-	$200,000	$1,790,000

Operating expenses:
General and administrative	708,968	904,621	1,441,688	1,550,580	33,056,365
Research and development	591,079	751,517	1,104,512	1,385,703	22,340,117
Total operating expenses	1,300,047	1,656,138	2,546,200	2,936,283	55,396,482

Loss from operations	(1,300,047)	(1,456,138)	(2,546,200)	(2,736,283)	(53,606,482)

Other non-operating income (expense)

Grant income	-	-	-	-	244,479

Fair value – warrant liability	64,440	(39,392)	44,292	232,311	8,374,422

Sale of state income tax loss – net	-	-	-	-	586,442

Other noncash (expense) income, net	-	-	-	-	205,390

Loss on extinguishment of debt	-	-	(785,171)	-	(1,147,048)

Write-off of patents abandoned	-	-	-	-	(1,909,224)

Amortization of debt discount and financing costs	-	-	-	-	(11,227,870)

Interest expense – convertible notes	-	-	-	-	(2,027,930)

Interest (expense) income - net	(34,278)	(32,041)	(68,260)	(62,582)	215,728

Net loss	(1,269,885)	(1,527,571)	(3,355,339)	(2,566,554)	(60,292,093)

Preferred dividends	(23,986)	(127,614)	(648,155)	(1,036,460)	(11,151,696)

Loss applicable to common shares	$(1,293,871)	$(1,655,185)	$(4,003,494)	$(3,603,014)	$(71,443,789)

Basic and diluted net loss per common share	$(0.01)	$(0.02)	$(0.04)	$(0.05)

Basic and diluted weighted-average number
of common shares outstanding	116,975,283	80,832,267	112,212,297	80,061,012